UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2005

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of a Director

On December 13, 2005, the Board of Directors of Hologic, Inc. (the “Company”), upon the recommendation of the Nominating Committee of the Board of Directors, elected Lawrence M. Levy as a director of the Company. Mr. Levy was appointed to serve on the Audit, Compensation, Nominating and Corporate Governance Committees of the Board of Directors. Mr. Levy has been Senior Counsel at Brown Rudnick Berlack Israels LLP, an international law firm that provides legal services to the Company, since February 2005 and, for more than 30 years before that, had been a Partner at Brown Rudnick, specializing in Corporate and Securities Law. Mr. Levy was Secretary of the Company since its formation in 1985 until December 2005. Mr. Levy is also Director of Facing History and Ourselves National Foundation. Mr. Levy received a B.A. from Yale University and a LLB from Harvard Law School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLOGIC, INC.

Dated: December 15, 2005	By:	/S/ GLENN P. MUIR
Glenn P. Muir, Chief Financial Officer, Executive Vice President, Finance and Treasurer